Exhibit h.(xii)

FUND ACCOUNTING AGREEMENT

THIS AGREEMENT is made as of this 1st day of January, 2013, by and between Hartford Funds Management Company, LLC (the “Fund Accountant”), a Delaware limited liability company, and each of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., and Hartford HLS Series Fund II, Inc., on behalf of their respective series listed on Schedule A, and The Hartford Alternative Strategies Fund (together with the series listed on Schedule A, the “Funds”).  This Agreement is intended to take effect as if entered into between each Fund, severally, and the Fund Accountant and the provisions of this Agreement shall be construed accordingly.

WHEREAS, the Funds are comprised of one or more management investment companies registered under the Investment Company Act of 1940, as amended, (the “1940 Act”) and are currently offering shares of common stock (such shares, of all series and classes, are hereinafter called the “Shares”); and

WHEREAS, the Funds desire that the Fund Accountant perform certain fund accounting services for each Fund; and

WHEREAS, the Fund Accountant is prepared to perform such services on the terms and conditions set forth in this Agreement,

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.                                      SERVICES AS FUND ACCOUNTANT

(a)         Maintenance of Books and Records

The Fund Accountant will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the 1940 Act (the “Rule”):

(i)                         Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

(ii)                      General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

(iii)                   Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

(iv)                  A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

(b)         Performance of Daily Accounting Services

The Fund Accountant will provide such fund accounting services as the Funds may reasonably request, including:

(i)                         Daily pricing of portfolio securities and computing the net asset value and the net income of the Funds in accordance with the Funds’ prospectuses and statements of additional information;

(ii)                     Calculating the dividend and capital gain distributions (including that needed to avoid all Federal excise taxes) and dividend factors, if any;

(iii)                  Verifying and reconciling each Fund’s daily trade activity with the Fund’s sub-adviser on a daily basis and the Funds’ custodian on a weekly basis and on each month end;

(iv)                 Calculating yields, effective yields, weighted average portfolio maturity, and total returns, as applicable, on all applicable Funds and all classes thereof and such other measure(s) of performance as may be reasonably requested by the Funds;

(v)                    Reviewing daily the net asset value calculation and dividend factor, if any, for each Fund prior to release to shareholders, checking and confirming the net asset values and dividend factors for reasonableness and deviations, and distributing net asset values and yields to NASDAQ;

(vi)                 Determining unrealized appreciation and depreciation on securities held in variable net asset value Funds;

(vii)              Amortizing premiums and accreting discounts on securities purchased at a price other than face value, if requested by a Fund;

(viii)            Posting Fund transactions to appropriate categories;

(ix)                  Accruing all necessary and appropriate expenses of each Fund;

(x)                     Determining the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions, and (3) income and expense accounts;

(xi)                  Preparing the following reports: (1) a current security position report; (2) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); (3) a current cash position report (including cash available from portfolio sales and maturities and sales of a Fund’s Shares less cash needed for redemptions and settlement of portfolio purchases); (4) a statement of assets and liabilities; (5) a statement of operations; (6) a statement of changes in net assets; (7) periodic reports to a Fund’s shareholders and the U.S. Securities and Exchange Commission (“SEC”); and (8) such other reports as may be reasonably requested by the Funds from time to time, including with respect to information typically supplied in the investment company industry to companies that track or report the price, performance or other information with respect to investment companies; and

(xii)               Such other similar services with respect to a Fund as may be reasonably requested by the Funds.

2.                                      COMPENSATION

On the first business day of each month, or at such time(s) as the parties shall agree, the Funds shall pay a fee calculated at the applicable annual rate set forth on Schedule B hereto. Net asset value shall be computed at least once a day, as set forth in the Funds’ prospectuses. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be payable upon the date of termination of this Agreement.

The Fund Accountant will from time to time employ or associate with such person or persons as the Fund Accountant may believe to be appropriate to assist it in the performance of this Agreement. Such person or persons may be officers, or employees who are employed by both the Fund Accountant and the

Funds. The compensation of such person or persons shall be paid by the Fund Accountant and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds, including taxes, interest, brokerage fees and commissions, if any, fees of directors/trustees who are not officers, directors, shareholders or employees of the Fund Accountant or the investment adviser or distributor for the Funds, SEC fees and state blue sky qualification fees, advisory and administration fees, transfer and dividend disbursing agents’ fees, certain insurance premiums, auditing and legal expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders’ reports and meetings and any extraordinary expenses will be borne by the Funds, except as may otherwise be agreed between the Funds and the Fund Accountant.

3.                                      CONFIDENTIALITY

The Fund Accountant agrees to treat confidentially and as the proprietary information of the Funds all records and other information relative to the Funds and prior, present, or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Fund Accountant may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

4.                                      INDEMNIFICATION

The Fund Accountant shall use its best efforts to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Funds for any action taken or omitted by the Fund Accountant in the absence of bad faith, willful misfeasance or negligence. The Fund Accountant assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay, or any other loss whatsoever caused by events beyond its reasonable control.

Any person, even though also an employee or agent of the Fund Accountant, who may be or become an officer, trustee, employee, or agent of the Funds shall be deemed, when rendering services to the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as an employee, or agent or one under the control or direction of the Fund Accountant even though paid by them.

The Funds agree to indemnify and hold the Fund Accountant harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as amended from time to time) and expenses, including (without limitation) attorneys’ fees and disbursements arising directly or indirectly from any action or thing which the Fund Accountant takes or does or omits to take or do hereunder, provided that the Fund Accountant shall not be indemnified against any liability to the Funds or to their shareholders (or any expenses incident to such liability) arising out of the Fund Accountant’s negligent failure to perform its duties under this Agreement.  For clarification, to the extent any obligation to provide indemnification under this Section 4 arises in respect of any Fund, the obligation so to indemnify shall be the obligation of each such Fund, and no other Fund.

5.                                      TERM

This Agreement shall become effective on January 1, 2013 and may be terminated upon at least sixty (60) days’ written notice to the other party.

6.                                      NOTICES

All notices and other communications (collectively referred to as a “Notice” or “Notices” in this paragraph) hereunder shall be in writing or by telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Fund Accountant, at its address, 500 Bielenberg Drive, Woodbury, Minnesota 55125, Attn: Fund Accounting; (b) if to the Funds, at their principal place of business or (c) if to neither of the foregoing, at such other address as to which the sender shall have been notified by any such Notice or other communication. The Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming electronic mail or facsimile sending device, it shall be deemed to have been given immediately.

7.                                      FURTHER ACTIONS

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

8.                                      ASSIGNMENT

This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party which, in the case of assignment to an affiliate, shall not be unreasonably denied.

9.                                      AMENDMENTS

This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

10.                               GOVERNING STATE LAW

This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of New York.

11.                               MISCELLANEOUS

This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the date first above written.

The Hartford Mutual Funds, Inc.

By:	/s/ James E. Davey
James E. Davey, President

The Hartford Mutual Funds II, Inc.

By:	/s/ James E. Davey
James E. Davey, President

Hartford Series Fund, Inc.

By:	/s/ James E. Davey
James E. Davey, President

Hartford HLS Series Fund II, Inc.

By:	/s/ James E. Davey
James E. Davey, President

The Hartford Alternative Strategies Fund

By:	/s/ James E. Davey
James E. Davey, President

Hartford Funds Management Company, LLC

By:	/s/ James E. Davey
James E. Davey, President

SCHEDULE A

To the Fund Accounting Agreement

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund

The Hartford Balanced Allocation Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Capital Appreciation II Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

The Hartford Disciplined Equity Fund

The Hartford Diversified International Fund

The Hartford Dividend and Growth Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Emerging Markets Research Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Fundamental Growth Fund

The Hartford Global All-Asset Fund

The Hartford Global Alpha Fund

The Hartford Global Growth Fund

The Hartford Global Real Asset Fund

The Hartford Global Research Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

The Hartford Money Market Fund

The Hartford Municipal Opportunities Fund

The Hartford Quality Bond Fund

The Hartford Short Duration Fund

The Hartford Small Company Fund

The Hartford Small/Mid Cap Equity Fund

The Hartford Strategic Income Fund

The Hartford Target Retirement 2010 Fund

The Hartford Target Retirement 2015 Fund

The Hartford Target Retirement 2020 Fund

The Hartford Target Retirement 2025 Fund

The Hartford Target Retirement 2030 Fund

The Hartford Target Retirement 2035 Fund

The Hartford Target Retirement 2040 Fund

The Hartford Target Retirement 2045 Fund

The Hartford Target Retirement 2050 Fund

A-1

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford Value Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Fund

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford SmallCap Growth Fund

The Hartford Value Opportunities Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Global Research HLS Fund

Hartford Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford Index HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Money Market HLS Fund

Hartford Portfolio Diversifier HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Value HLS Fund

American Funds Asset Allocation HLS Fund

American Funds Blue Chip Income and Growth HLS Fund

American Funds Bond HLS Fund

American Funds Global Bond HLS Fund

American Funds Global Growth HLS Fund

American Funds Global Growth and Income HLS Fund

American Funds Global Small Capitalization HLS Fund

American Funds Growth HLS Fund

American Funds Growth-Income HLS Fund

American Funds International HLS Fund

American Funds New World HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund

Hartford SmallCap Growth HLS Fund

Hartford Small/Mid Cap Equity HLS Fund

Hartford U.S. Government Securities HLS Fund

THE HARTFORD ALTERNATIVE STRATEGIES FUND

A-2

SCHEDULE B

To the Fund Accounting Agreement

MUTUAL FUND ACCOUNTING FEES

Annual fee calculated at the following annual rates based on the average daily Fund net assets:

The Hartford Global All-Asset Fund, The Hartford Global Alpha Fund and The Hartford Global Real Asset Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.025%
On Next $5 billion	0.020%
Over $10 billion	0.015%

The Hartford Alternative Strategies Fund, The Hartford Balanced Income Fund, The Hartford Diversified International Fund, The Hartford Emerging Markets Local Debt Fund, The Hartford Emerging Markets Research Fund, The Hartford Floating Rate Fund, The Hartford Floating Rate High Income Fund, The Hartford High Yield Fund, The Hartford International Growth Fund, The Hartford Short Duration Fund, The Hartford Strategic Income Fund, The Hartford Total Return Bond Fund, The Hartford Unconstrained Bond Fund, The Hartford World Bond Fund, Hartford High Yield HLS Fund, and Hartford Total Return Bond HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.020%
On Next $5 billion	0.018%
Over $10 billion	0.016%

The Hartford Balanced Fund, The Hartford Capital Appreciation Fund, The Hartford Global Research Fund, The Hartford International Opportunities Fund, The Hartford International Small Company Fund, The Hartford International Value Fund, The Hartford Municipal Opportunities Fund, Hartford Capital Appreciation HLS Fund, Hartford Global Research HLS Fund, and Hartford Portfolio Diversifier HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.018%
On Next $5 billion	0.016%
Over $10 billion	0.014%

The Hartford Disciplined Equity Fund, The Hartford Global Growth Fund, The Hartford Municipal Real Return Fund, The Hartford SmallCap Growth Fund, Hartford Balanced HLS Fund, and Hartford International Opportunities HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.016%
On Next $5 billion	0.014%
Over $10 billion	0.012%

B-1

The Hartford Capital Appreciation II Fund, The Hartford Dividend and Growth Fund, The Hartford Healthcare Fund, The Hartford Inflation Plus Fund, The Hartford MidCap Value Fund, The Hartford Money Market Fund, The Hartford Quality Bond Fund, The Hartford Small Company Fund, The Hartford Small/Mid Cap Equity Fund, The Hartford Value Fund, The Hartford Value Opportunities Fund, Hartford Global Growth HLS Fund, and Hartford Small/Mid Cap Equity HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.014%
On Next $5 billion	0.012%
Over $10 billion	0.010%

The Hartford Balanced Allocation Fund, The Hartford Checks and Balances Fund, The Hartford Conservative Allocation Fund, The Hartford Equity Income Fund, The Hartford Growth Fund, The Hartford Growth Allocation Fund, The Hartford Growth Opportunities Fund, The Hartford MidCap Fund, The Hartford Target Retirement 2010 Fund, The Hartford Target Retirement 2015 Fund, The Hartford Target Retirement 2020 Fund, The Hartford Target Retirement 2025 Fund, The Hartford Target Retirement 2030 Fund, The Hartford Target Retirement 2035 Fund, The Hartford Target Retirement 2040 Fund, The Hartford Target Retirement 2045 Fund, The Hartford Target Retirement 2050 Fund, Hartford Dividend and Growth HLS Fund, Hartford Disciplined Equity HLS Fund, Hartford Small Company HLS Fund, Hartford SmallCap Growth HLS Fund, and Hartford U.S. Government Securities HLS Fund

Average Daily Net Assets	Annual Fee
On First $5 billion	0.012%
Over $5 billion	0.010%

The Hartford Fundamental Growth Fund, Hartford Growth HLS Fund, Hartford Growth Opportunities HLS Fund, Hartford Healthcare HLS Fund, Hartford Index HLS Fund, Hartford MidCap HLS Fund, Hartford MidCap Value HLS Fund, Hartford Money Market HLS Fund, Hartford Stock HLS Fund, Hartford Value HLS Fund, American Funds Asset Allocation HLS Fund, American Funds Blue Chip Income and Growth HLS Fund, American Funds Bond HLS Fund, American Funds Global Bond HLS Fund, American Funds Global Growth HLS Fund, American Funds Global Growth and Income HLS Fund, American Funds Global Small Capitalization HLS Fund, American Funds Growth HLS Fund, American Funds Growth-Income HLS Fund, American Funds International HLS Fund, and American Funds New World HLS Fund

Average Daily Net Assets	Annual Fee
All Assets	0.010%

B-2